Exhibit 99.1

USPR Announces the Closing of the Convertible Promissory Note Offering

Sanford, Florida – February 27, 2009

M. Jack Kugler, Chief Executive Officer and Chairman of the Board of U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR”), announced today that USPR sold an additional $155,000 Convertible Promissory Note on February 25, 2009 (the “Note”) pursuant to a private offering by USPR of up to $500,000 of Notes (the “Offering”), which Offering was not subject to any underwriting discounts or commissions. The sale of this Note concludes the Offering.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act of 1933. The Offering was made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

About U.S. Precious Metals, Inc.:
USPR is a mineral exploration company headquartered in Sanford, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. USPR owns significant exploration rights to approximately 37,000 acres of land in Michoacan, Mexico. USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR’s current plans, intentions and expectations. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR’s actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in USPR’s Registration Statement on Form SB-2, as amended, filed with the U.S. Securities and Exchange Commission (“SEC”) on September 6, 2005 and August 26, 2005 and its Annual Report on Form 10-K/A for the fiscal year ended May 31, 2008, filed with the SEC on February 23, 2009. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:
U.S. Precious Metals, Inc.
M. Jack Kugler, Chairman of the Board/CEO
(407) 566-9310
http://www.usprgold.com